Exhibit 10.2

EXECUTION VERSION

NOVACEA, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (“Agreement”) is made as of May 29, 2007, by and among Novacea, Inc., a Delaware corporation (the “Company”), and Schering Corporation, a New Jersey corporation (the “Purchaser”).

RECITALS

A. In connection with that certain License, Development and Commercialization Agreement, dated of even date herewith (the “LDC Agreement”), by and between the Company and the Purchaser, the Purchaser wishes to purchase from the Company, and the Company wishes to sell and issue to the Purchaser, certain shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the conditions set forth in this Agreement.

B. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF SHARES.

The Company has authorized the sale and issuance of certain shares of its Common Stock, par value $0.001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder shall be referred to herein as the “Shares”.

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SHARES.

2.1 Sale of Shares. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company that number of Shares of Common Stock equal to (x) $12,000,000, divided by (y) the Per Share Purchase Price (as defined below), as set forth on Exhibit A hereto. The “Per Share Purchase Price” shall be equal to the average closing sale price of the Common Stock as quoted on The Nasdaq Stock Market for the twenty consecutive Trading Days ending on the Trading Day immediately prior to the date of this Agreement. A “Trading Day” shall be any day on which The Nasdaq Stock Market is open and available for at least five hours for the trading of securities.

SECTION 3. CLOSING AND DELIVERY.

3.1 Closing. The Closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall be held at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, within ten business days of the Effective Date (as such term is defined in the LDC Agreement), or on such other date and place as may be agreed to by the Company and the Purchaser. At or prior to the Closing, the Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

3.2 Delivery of the Shares at the Closing. At the Closing, the Company shall deliver to the Purchaser stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of shares of Common Stock to be purchased by the Purchaser at the Closing pursuant to Section 2.1 hereof against payment of the aggregate purchase price for such shares. The name(s) in which the stock certificates are to be issued to the Purchaser are set forth in the Investor Questionnaire in the form attached hereto as Appendix I (the “Investor Questionnaire”), as completed by the Purchaser, which shall be provided to the Company no later than five business days prior to the Closing.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchaser as follows:

4.1 Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company (a “Company Material Adverse Effect”). The Company has no subsidiaries or equity interest in any other entity except for Novacea Europe Limited, a wholly-owned subsidiary of the Company.

4.2 Corporate Power; Authorization. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Shares and carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 8.3 relating to indemnity or contribution. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule (including federal and state securities laws and the rules and regulations of The NASDAQ Stock Market (the “Principal Market”)) applicable to the Company or regulation or any state or federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other material agreement or instrument to which the Company is a party or any of its properties is subject. No approval of the shareholders of the Company is required for the Company to issue and deliver to the Purchaser the Shares.

4.3 Issuance and Delivery of the Shares. The Shares, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances. Assuming the accuracy of the representations made by the Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act.

4.4 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Commission under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

4.5 Capitalization. All of the Company’s outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. As of the date of this Agreement, the authorized capital stock of the Company consists of 123,104,000 shares of common stock. As of the date of this Agreement, there are 23,276,738 shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of the date of this Agreement, there are 3,209,924 shares of Common Stock reserved for issuance pursuant to options and restricted stock units outstanding on such date pursuant to the Company’s 2001 Stock Option Plan and 2006 Incentive Award Plan. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. The issuance of Common Stock or other securities pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights.

4.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the filing of a registration statement and all amendments thereto with the Commission as contemplated by Section 8.1 of this Agreement and (c) applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended in connection with the transactions contemplated by the LDC Agreement and this Agreement.

4.7 No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

4.8 No Integrated Offering. None of the Company, any of its affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

5.1 The Purchaser hereby represents and warrants to and covenants with the Company that:

(a) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information the Purchaser deems relevant, including the SEC Documents, in making an informed decision to purchase the Shares.

(b) The Purchaser is acquiring the Shares pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, except in compliance with Section 5.1(c).

(c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d) The Purchaser has, in connection with its decision to purchase the Shares, relied with respect to the Company and its affairs solely upon the SEC Documents and the representations and warranties of the Company contained herein.

(e) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(f) The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 8.3 relating to indemnity or contribution.

(g) The Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker-dealer”) and is not affiliated with a registered broker dealer. Purchaser is not party to any agreement for distribution of the Shares.

(h) The Purchaser shall have completed or caused to be completed and delivered to the Company, no later than five business days prior to the Closing Date, the Investor Questionnaire for use in preparation of the Registration Statement, and the answers to the Investment Questionnaire will be true and correct as of the Closing Date and the effective date of the Registration Statement; provided that the Purchaser shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

5.2 The Purchaser represents, warrants and covenants to the Company that the Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the Securities of the Company subsequent to December 15, 2006. The Purchaser represents and warrants to and covenants with the Company that the Purchaser has not engaged and will not engage in any short sales of the Company’s Common Stock prior to the effectiveness of the Registration Statement (either directly or indirectly through an affiliate, agent or representative).

5.3 The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.4 Legends. It is understood that the Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS, WHICH ARE SET FORTH IN THAT CERTAIN COMMON STOCK PURCHASE AGREEMENT DATED MAY 29, 2007, WHICH ALSO CONTAINS VARIOUS OTHER PROVISIONS AFFECTING THESE SECURITIES, BINDING UPON TRANSFEREES HEREOF. INFORMATION CONCERNING THESE RESTRICTIONS AND PROVISIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL.”

In addition stock certificates representing the Shares may contain:

(a) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

(b) Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of the Shares hereunder.

5.5 Restricted Securities. The Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 6. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Shares and deliver shares of Common Stock to the Purchaser shall be subject to the following conditions to the extent not waived by the Company:

6.1 Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the Shares being purchased by the Purchaser at the Closing as set forth on Exhibit A hereto.

6.2 Representations and Warranties. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date.

SECTION 7. CONDITIONS TO PURCHASER’S OBLIGATIONS AT THE CLOSING.

The Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by the Purchaser:

7.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects when made, and any failure of such representations and warranties to be true and correct in all material respects after the date hereof shall not have resulted in a Company Material Adverse Effect as of the Closing Date (except to the extent any such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct as of the date so specified).

7.2 Compliance Certificate. The Purchaser shall have received a certificate signed by an officer of the Company certifying to the fulfillment of the conditions set forth in Section 7.

SECTION 8. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

8.1 Registration Procedures and Expenses. The Company is obligated to do the following:

(a) The Company shall use its commercially reasonable efforts to prepare and file with the Commission, within 60 days of the Closing Date, a resale registration statement on Form S-3 (or such other resale registration form that the Company may then be eligible to use) in order to register with the Commission the resale by the Purchaser, from time to time, of the Shares through Nasdaq or the facilities of any national securities exchange on which the Company’s Common Stock is then traded, or in privately-negotiated transactions (a “Registration Statement”). The Company shall provide the Purchaser and its counsel a reasonable opportunity to review and comment upon the Registration Statement prior to its filing with the Commission, and shall consider and act in good faith with respect to the incorporation of any changes in the Registration Statement reasonably proposed by the Purchaser. The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon thereafter as reasonably practicable.

(b) If such a Registration Statement has been filed, the Company shall use its commercially reasonable efforts to prepare and file with the Commission (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, (ii) such reports with the Commission and (iii) such other filings required by the Commission, in each case as may be necessary to keep the Registration Statement effective and not misleading until the earliest of (A) the second anniversary date of the Closing Date, or (B) such time as all of the Shares held by the Purchaser can be sold within a given three-month period pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, following the effectiveness of the Registration Statement, the Company may, at any time, suspend the effectiveness of the Registration Statement for up to an aggregate of 60 days, as appropriate (a “Suspension Period”), by giving notice to the Purchaser, if the Company shall have determined that the Company may be required to disclose any material corporate development. Notwithstanding the foregoing, the Company may not suspend the effectiveness of the Registration Statement more than twice during any twelve-month period. Each Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, such Purchaser will not sell any Shares pursuant to the Registration Statement until (i) such Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) such Purchaser has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) such Purchaser has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

(c) The following term used in this Section 8.1(c) shall have the following definitions:

(i) “Effectiveness Deadline” means, with respect to the Registration Statement required to be filed pursuant to Section 8.1(a) hereof, the first anniversary of the Effective Date; provided that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the Commission is open for business.

If: (i) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission (or otherwise does not become effective) by the Effectiveness Deadline; or (ii) after the Effectiveness Deadline, a Registration Statement ceases for any reason to remain continuously effective as to all Shares for which it is required to be effective or the Purchaser are otherwise not permitted to utilize the prospectus therein to resell such Shares for more than 20 consecutive calendar days or more than an aggregate of 60 calendar days in any 12-month period (which need not be consecutive), (any such failure or breach in clauses (i) through (ii) above being referred to as an “Event,” and, for purposes of clause (i), the date on which such Event occurs, or for purposes of clause (ii), the date on which such 20 or 60 calendar period (as applicable) is exceeded, being referred to as “Event Date”), then in addition to any other rights the Purchaser may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to the Purchaser an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.0% of the aggregate purchase price paid by the Purchaser pursuant to the Purchase Agreement for any Shares then held by the Purchaser; provided that all periods shall be tolled in respect of any delay that results from a pending request by the Company to the Commission for confidential treatment of all or a portion of the LDC Agreement and any agreements or amendments related thereto. If the Company fails to pay any partial Liquidated Damages pursuant to this Section in full within seven business days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The partial Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. For the avoidance of doubt, the Company shall not be liable hereunder for any Liquidated Damages in respect of any periods following the second anniversary of the Effective Date.

(d) In order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser, the Company shall furnish to the Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses, prospectus supplements, preliminary prospectuses and final prospectuses as the Purchaser reasonably requests in conformity with the requirements of the Securities Act.

(e) The Company shall file any documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented as of the date of this Agreement.

(f) Other than fees and expenses, if any, of counsel or other advisers to the Purchaser, which fees and expenses shall be borne by the Purchaser, the Company shall bear all expenses (exclusive of any brokerage fees, underwriting discounts and commissions) in connection with the procedures in paragraphs (a) through (e) of this Section 8.1.

(g) With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell Shares to the public without registration or pursuant to registration, the Company covenants and agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the Commission that permits the selling of any such Shares without registration under the Securities Act.

8.2 Transfer of Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act, except:

(a) pursuant to the Registration Statement, in which case the Purchaser shall submit the certificates evidencing the Shares to the Company’s transfer agent, accompanied by a separate certificate executed by the Purchaser or by an officer of, or other authorized person designated by, the Purchaser, to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied; or

(b) in a transaction exempt from registration under the Securities Act, in which case the Purchaser shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

8.3 Indemnification. As used in this Section 8.3 the following terms shall have the following respective meanings:

(a) “Selling Stockholder” shall mean the Purchaser and any transferee of the Purchaser who is entitled to resell Shares pursuant to the Registration Statement;

(b) “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 8.1; and

(c) “Untrue Statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement on or after the effective date of the Registration Statement, or on or after the date of any prospectus or prospectus supplement or the date of any sale by the Purchaser thereunder, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to such Selling Stockholder in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of such Selling Stockholder in writing specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with the covenants and agreements contained in Section 8.1 or 8.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.

The Purchaser hereby agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 8.1 or 8.2 hereof respecting sale of the Shares, or any Untrue Statement contained in the Registration Statement on or after the effective date thereof, or in any prospectus supplement as of its issue date or date of any sale by the Purchaser thereunder, if such Untrue Statement was made in reliance upon and in conformity with information furnished by or on behalf of the Purchaser in writing specifically for use in preparation of the Registration Statement, and the Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

8.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 8 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

8.5 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser, upon reasonable request, an adequate number of copies of the prospectuses and supplements to supply to any other party requiring such prospectuses.

8.6 Plan of Distribution. The Purchaser agrees to distribute the Shares in compliance with the plan of distribution set forth in the Registration Statement.

SECTION 9. BROKER’S FEE.

The Company and the Purchaser each hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

SECTION 10. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

(a) if to the Company, to:

Novacea, Inc.

601 Gateway Boulevard, Suite 800

South San Francisco, California 94080

Attention: Chief Executive Officer

Facsimile: (650) 228-1088

with a copy (not constituting notice) mailed to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Alan C. Mendelson and Mark V. Roeder

Facsimile: (650) 463-2600

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to the Purchaser, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 11. MISCELLANEOUS.

11.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser.

11.2 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts entered into and performed entirely in Delaware by Delaware residents, without regard to conflicts of law principles.

11.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

11.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

11.7 Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibit, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

11.8 Payment of Fees and Expenses. Each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

NOVACEA, INC.

By:	/s/ John P. Walker
Name:	John P. Walker
Title:	Chairman—Interim CEO

PURCHASER:

SCHERING CORPORATION

By:	/s/ Michael J. DuBois
Name:	Michael J. DuBois
Title:	Vice President

2000 Galloping Hill Road
Kenilworth, NJ 07033
Attention: Senior Vice President, Global Licensing
Fax No.: (908) 298-7366

with copies to:

Attention: Senior Legal Director, Licensing
Fax No.: (908) 298-2739

EXHIBIT A

Name and Address	Per Share Purchase Price	Number of Shares
SCHERING CORPORATION 2000 Galloping Hill Road Kenilworth, NJ 07033	$8.049	1,490,868
Total:		1,490,868